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                                                                   EXHIBIT 21.1

                 APARTMENT INVESTMENT AND MANAGEMENT COMPANY
                              Subsidiaries

1.  Anderson Mill Associates, an Illinois limited partnership

2.  AIMCO Anchorage, L.P., a Delaware limited partnership

3.  AIMCO/Bluffs, L.L.C., a Delaware limited liability company

4.  AIMCO/Boardwalk, L.P., a Delaware limited partnership

5.  AIMCO/Boardwalk Finance, L.P., a Delaware limited partnership

6.  AIMCO/Brandywine, L.P., a Delaware limited partnership

7.  AIMCO Bridgewater, L.P., a Delaware limited partnership

8.  AIMCO Copperfield, L.P., a Delaware limited partnership

9.  AIMCO Crows Nest, L.P., a Delaware limited partnership

10. AIMCO/Easton Falls, L.P., a Delaware limited partnership

11. AIMCO Fondren Court, L.P., a Delaware limited partnership

12. AIMCO Galleria Office, L.P., a Delaware limited partnership

13. AIMCO-GP, Inc., a Delaware corporation

14. AIMCO Group, L.P., a Delaware limited partnership

15. AIMCO Hampton Hill, L.P., a Delaware limited partnership

16. AIMCO Hastings Green, L.P., a Delaware limited partnership

17. AIMCO Hastings Place, L.P., a Delaware limited partnership

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18. AIMCO/HIL, L.L.C., a Delaware limited liability company

19. AIMCO Holdings, L.P., a Delaware limited partnership

20. AIMCO Holdings QRS, Inc., a Delaware corporation

21. AIMCO-LP, Inc., a Delaware corporation

22. AIMCO LT, L.P., a Delaware limited partnership

23. AIMCO/Montecito, L.P., a Delaware limited partnership

24. AIMCO Oak Falls, L.P., a Delaware limited partnership

25. AIMCO/OTC, L.L.C., a Delaware liability company

26. AIMCO/OTC, L.P., a Delaware limited partnership

27. AIMCO/OTC QRS, Inc., a Delaware corporation

28. AIMCO/PAM Properties, L.P., a Delaware limited partnership

29. AIMCO Park at Cedar Lawn, L.P., a Delaware limited partnership

30. AIMCO/Penn Square, L.L.C., a Delaware limited liability company

31. AIMCO Peppermill Place, L.P., a Delaware limited partnership

32. AIMCO Properties, L.P., a Delaware limited partnership

33. AIMCO Properties Finance Corp., a Delaware corporation (incorporated August 18, 1995)

34. AIMCO Properties Finance Partnership, L.P., a Delaware limited partnership

35. AIMCO/RALS, L.P., a Delaware limited partnership

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36. AIMCO Recovery Fund, L.P., a Delaware limited partnership

37. AIMCO/SA, L.L.C., a Delaware limited liability company

38. AIMCO Seaside Point, L.P., a Delaware limited partnership

39. AIMCO Signature Point, L.P., a Delaware limited partnership

40. AIMCO Somerset Inc., a Delaware corporation

41. AIMCO/Stonegate, L.P., a Delaware limited partnership

42. AIMCO Sunbury, L.P., a Delaware limited partnership

43. AIMCO/Teal Pointe, L.P., a Delaware limited partnership

44. AIMCO Township at Highlands, L.P., a Delaware limited partnership

45. AIMCO UT, L.P., a Delaware limited partnership

46. AIMCO/Villa Ladera, L.P., a Delaware limited partnership

47. AIMCO Westchase Midrise, L.P., a Delaware limited partnership

48. AIMCO West Trails, L.P., a Delaware limited partnership

49. AIMCO/Williams Cove, L.P., a Delaware limited partnership

50. AIMCO/Woodlands-Tyler, L.P., a Delaware limited partnership

51. AIMCO Woodway Offices, L.P., a Delaware limited partnership

52. Anchorage Partners, a Texas limited partnership

53. Balcor/Sportvest-II, an Illinois limited partnership

54. Bridgewater Partners, Ltd., a Texas limited partnership


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55. Castle Rock Joint Venture, a Texas joint venture

56. Clear Lake Land Partners, Ltd., a Texas limited partnership

57. Copper Chase Associates, an Illinois limited partnership

58. Copper Chase Partners Limited Partnership, an Illinois limited partnership

59. Copperfield Partners, Ltd., a Texas limited partnership

60. Coventry Square Partners, a Texas limited partnership

61. CRA Investors, Ltd., a Texas limited partnership

62. Crows Nest Partners, Ltd., a Texas limited partnership

63. Cypress Landing Associates, an Illinois limited partnership

64. Cypress Landing Limited Partnership, an Illinois limited partnership

65. English Manor Joint Venture, a Texas joint venture

66. English Manor Partners, a Texas limited partnership

67. Everest Investors 5, L.L.C., a California limited liability company

68. Fisherman's Wharf Partners, a Texas limited partnership

69. The Fondren Court Joint Venture, a Texas joint venture

70. Fondren Court Partners, Ltd., a Texas limited partnership

71. Galleria Office Partners, Ltd., a Texas limited partnership

72. Greentree Associates, an Illinois limited partnership

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73. Gulfgate Partners, Ltd., a Texas limited partnership

74. Hampton Hill Partners, a Texas limited partnership

75. Hastings Green Partners, Ltd., a Texas limited partnership

76. Hastings Place Partners, a Texas limited partnership

77. Heather Associates, an Illinois limited partnership

78. Highland Park Partners, an Illinois limited partnership

79. HomeCorp Investments, Ltd., an Alabama limited partnership

80. Houston Recovery Fund, a Texas limited partnership

81. J.W. English, Camelot Apartments, a Texas limited partnership

82. J.W. English Fondren Court Partners, a Texas limited partnership

83. J.W. English, Swiss Village Partners, Ltd., a Texas limited partnership

84. Meadowbrook Drive Limited Partnership, an Illinois limited partnership

85. Meadows Limited Partnership, an Illinois limited partnership

86. Oak Fall Partners, a Texas limited partnership

87. OTC Apartments Limited Partnership, a Florida limited partnership

88. PAM Consolidated Assurance Company, Ltd., a Bermuda company

89. The Park at Cedar Lawn, Ltd., a Texas limited partnership

90. Peppermill Place Partners, a Texas limited partnership

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91. Property Asset Brokerage of Florida, a Florida limited partnership

92. Property Asset Management Services, Inc., a Delaware corporation

93. Property Asset Management Services-California, L.L.C., a California limited liability company

94. Property Asset Management Services, L.P., a Delaware limited partnership

95. Randol Crossing Investors, an Illinois limited partnership

96. Randol Crossing Partners, an Illinois limited partnership

97. RC Associates, an Illinois limited partnership

98. Ridgecrest Associates, an Illinois limited partnership

99. S.A. Apartments, Ltd., an Alabama limited partnership

100. Seaside Point Partners, Ltd., a Texas limited partnership

101. Seasons Apartments, L.L.C., a Texas limited liability company

102. Seasons Apartments, L.P., a Delaware limited partnership

103. Signature Point Joint Venture, a Texas joint venture

104. Signature Point Partners, Ltd., a Texas limited partnership

105. Somerset Utah, L.P., a Colorado limited partnership

106. Southridge Associates, an Illinois limited partnership

107. Southridge Investors, an Illinois limited partnership

108. Stirling Court Partners, a Texas limited partnership

109. Sunbury Partners, Ltd., a Texas limited partnership

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110. Township at Highlands Partners, Ltd., a Texas limited partnership

111. Walnut Springs Associates, an Illinois limited partnership

112. Walnut Springs Limited Partnership, an Illinois limited partnership

113. Walters/Property Asset Management Services, L.P., a Delaware limited partnership

114. Westchase Midrise Office Partners, Ltd., a Texas limited partnership

115. West Trails Partners, Ltd., a Texas limited partnership

116. Woodhill Associates, an Illinois limited partnership

117. Woodland Ridge Associates, an Illinois limited partnership

118. Woodland Ridge II Partners Limited Partnership, an Illinois limited partnership

119. Woodway Office Partners, Ltd., a Texas limited partnership

120. 8503 Westheimer Partners, Ltd., a Texas Limited Partnership


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